Exhibit 99.1

For Immediate Release:	October 16, 2014

Investor Relations Contact:	Media Relations Contact:
Marliese L. Shaw	Adam J. Jeamel
Executive Vice President, Investor Relations Officer	Vice President, Corporate Communications
United Bank	United Bank
860-291-3622	860-291-3765
mshaw@bankatunited.com	ajeamel@bankatunited.com

United Financial Bancorp, Inc. (UBNK)

Adopts Stock Repurchase Plan

GLASTONBURY, Conn., October 16, 2014 – United Financial Bancorp, Inc. (“United Financial” or the “Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the “Bank”), today announced that the Company’s Board of Directors adopted a third stock repurchase program. Under this plan, the Company may repurchase up to 2,566,283 shares, or 5% of the amount of projected outstanding shares. The program has received satisfactory response from the Company’s regulator, the Federal Reserve Bank of Boston, and is eligible to commence immediately.

Repurchases may be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements. Any repurchased shares will be available for general corporate purposes

“We are pleased to announce that the Company obtained Board approval and regulatory non-objection for a new stock repurchase program,” stated William (Bill) H. W. Crawford, IV, Chief Executive Officer (CEO) of United Financial Bancorp, Inc. and United Bank. “Capital efficiency is a key driver of valuation, therefore Management will strive to become capital efficient using all available tools in a prudent manner.”

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Central and Southern Connecticut, and Western and Central Massachusetts. On April 30, 2014, United Bank and Rockville Bank completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states and $5 billion in assets. The combined Company, known as United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK”.

UBNK – United Financial Bancorp, Inc.	Page 1	www.unitedfinancialinc.com

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device.

To download United Financial Bancorp, Inc.’s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:

https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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